Pricing Supplement No. 5 Dated November 12, 1998        Rule 424(b)(2)
   (To Prospectus dated June 9, 1997 and                File No. 33-64225
   Prospectus Supplement dated June 9, 1997)

                                 NEWELL CO.
                         Medium-Term Notes, Series A
                                 $30,000,000
                             5.78% Senior Notes


   Trade Date:                             November 12, 1998

   Original Issue Date:                    November 17, 1998

   Principal Amount:                       $30,000,000

   Initial Price to Public:                100% of Principal Amount, plus
                                           accrued interest, if any, from
                                           and including November 17,
                                           1998

   Interest Rate:                          5.78%

   Interest Payment Dates:                 May 17 and November 17 of each
                                           year, commencing May 17, 1999

   Maturity Date:                          November 17, 2005


   Discount to Agent
   (as percentage of principal amount)     .60%

   Net Proceeds to Company
   (as percentage of principal amount):     99.40%

   As of the date hereof, $470,500,000 in aggregate principal amount of Medium-Term Notes, Series A, of the Company have been sold (including the Notes to which this Pricing Supplement relates).
   ______________________________________________________________________

   Form:     /X/ Book-Entry    /_/ Certificated
   Original Issue Discount Note: /_/ Yes /X/ No
   ______________________________________________________________________

   Agent:    Chase Securities Inc.


   Agent is acting in the capacity as indicated below:
        /_/ Agent /X/ Principal
   ______________________________________________________________________

                            CHASE SECURITIES INC.